UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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READING INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy materials being sent to stockholders of Reading International, Inc. (the “company,” “Reading,” “we,” “us,” or “our”) are being amended prior to printing to reflect a correction from the definitive proxy statement previously filed on April 22, 2009 with the Securities and Exchange Commission.  The change reflects the correct number of shares of class A nonvoting common stock (“Class A Stock”) owned by James J. Cotter, our Chairman and Chief Executive Officer.  Below is a fully revised beneficial ownership table with footnotes, which replace the corresponding table on pages 4 and 5 of the previously filed proxy statement.

Beneficial Ownership of Securities

The following table sets forth the shares of Class A Stock and Class B Stock beneficially owned as of April 16, 2009 by:

•	each of our incumbent directors and each director nominee;

•	each of our named executive officers set forth in the Summary Compensation Table of this Proxy Statement;

•	each person known to us to be the beneficial owner of more than 5% of our Class B Stock; and

•	all of our directors and executive officers as a group.

Except as noted, we believe that the indicated beneficial owner of the shares has sole voting power and sole investment power.

	Amount and Nature of Beneficial Ownership (1)
	Class A Stock			Class B Stock
Name and Address of	Number of		Percentage	Number of	Percentage
Beneficial Owner	Shares		of Stock	Shares	of Stock

James J. Cotter (2)	2,557,042		12.1%	1,123,888	70.4%
Eric Barr	30,000	(3)	*	--	--
James J. Cotter, Jr.	554,569	(3)	2.6%	--	--
Margaret Cotter	559,207	(3)	2.6%	--	--
William D. Gould	67,340	(3)	*	--	--
Edward L. Kane	37,500	(3)	*	100	*
Gerard P. Laheney	30,000	(3)	*	--	--
Alfred Villaseñor	30,000	(3)	*	--	--

Ellen Cotter(4)	601,909		2.8%	50,000	3.2%
John Hunter	30,362		*	--	--
Andrzej Matyczynski	114,561	(5)	*	--	--
Robert F. Smerling	43,750	(6)	*	--	--

Pacific Assets Management, LLC (7) 11601 Wilshire Boulevard, Suite 2180 Los Angeles, California 90025	N/A		N/A	133,043	8.9%
PICO Holdings, Inc. and PICO Deferred Holdings, LLC (8) 875 Prospect St., Suite 301 La Jolla, California 92037	N/A		N/A	117,500	7.9%
Dimensional Fund Advisors LP (9) Palisades West Building One 6300 Bee Cave Road Austin, Texas 78746	N/A		N/A	88,164	5.9%
All Directors and Executive Officers as a Group (15 persons)(10)	4,682,378		21.7%	1,173,988	71.3%

* Less than 1%.

(1)
Beneficial ownership is determined in accordance with Securities and Exchange Commission rules.  Shares subject to options that are presently exercisable, or exercisable within 60 days of April 16, 2009, which are indicated by footnote, are deemed outstanding in computing the percentage ownership of the person holding the warrants or options, but not in computing the percentage ownership of any other person.  An asterisk (*) denotes beneficial ownership of less than 1%.

(2)
Mr. Cotter’s address is c/o the Company, 500 Citadel Drive, Suite 300, Commerce, California 90040.  The Class B Stock shown includes 100,000 shares subject to stock options and 696,080 shares owned by the James J. Cotter Living Trust.  The Class A Stock shown includes 153,615 shares of Class A Stock owned by Hecco Ventures, a general partnership (“HV”).  Mr. Cotter is the general partner of James J. Cotter Ltd., a 20% general partner of HV, but has control over these shares to the exclusion of the remaining partners, and does not beneficially own any other Class A Stock owned by HV.  The Class A Stock shown also includes 2,216,299 shares owned by the James J. Cotter Living Trust, 29,730 shares held in Mr. Cotter’s profit sharing plan, and 10,000 shares held by Cotter Enterprises, LLC.

(3)	Includes 30,000 shares subject to stock options.

(4)	Class A Stock includes 75,000 shares subject to stock options and Class B Stock includes 50,000 shares subject to stock options.

(5)	Includes 100,100 shares subject to stock options.

(6)	Consists of shares subject to stock options.

(7)	Based on Schedule 13F filed on February 17, 2009.

(8)	Based on Schedule 13-G/A filed on January 14, 2009.

(9)	Based on Schedule 13-G/A filed on February 9, 2009.

(10)	Class A Stock includes 444,350 shares subject to stock options and Class B Stock includes 150,000 shares subject to stock options.